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EXHIBIT 11.1

                                  BEST BUY CO., INC.

                     COMPUTATION OF NET EARNINGS PER COMMON SHARE

                      (Amounts in 000, except per share amounts)

                                     (Unaudited)



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                                                             Three Months Ended                        Six Months Ended
                                                             ------------------                        ----------------
                                                       August 30,         August 31,           August 30,          August 31,
                                                          1997               1996                 1997                1996
                                                          ----               ----                 ----                ----
Earnings:

Net earnings available to
  Common shares                                           $6,648            $3,788                $4,009              $4,197
                                                          ------            ------                ------               -----
                                                          ------            ------                ------               -----

Shares:

Weighted average common shares
  outstanding                                             43,808            43,179                43,684              43,074

Adjustments:

Assumed issuance of shares
  purchased under stock option
  plans                                                      550               635                   460                 634
                                                          ------            ------                ------               -----

Total common equivalent shares                            44,358            43,814                44,144              43,708
                                                          ------            ------                ------               -----
                                                          ------            ------                ------               -----

Net earnings per common share                             $  .15            $  .09                $  .09              $  .10
                                                          ------            ------                ------               -----
                                                          ------            ------                ------               -----

Note:    The computation of earnings per common share assuming full dilution results in anti-dilution.



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